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Filed Pursuant to Rule 424(b)(3) Registration No. 333-99055

[PACIFIC LETTERHEAD]

September 30, 2002

To the Shareholders of Bank of the Northwest:

        On July 22, 2002, Pacific Northwest Bancorp, its wholly-owned subsidiary, Pacific Northwest Bank, and Bank of the Northwest entered into a merger agreement. The merger is subject to the approval of Bank of the Northwest's shareholders at a special meeting to be held on October 29, 2002 among other conditions. If the transaction is approved by the shareholders of Bank of the Northwest, the companies anticipate that the merger will be completed on or about October 31, 2002.

        The merger agreement provides that, upon completion of the merger, you will be entitled to receive shares of Pacific common stock, cash or a combination of both (in either a designated split or in percentages that you specify) in exchange for your Northwest shares. Enclosed are materials that enable you to elect the form of consideration you would prefer to receive in exchange for your shares of Northwest common stock. The election period will end at 5:00 p.m., Pacific Daylight Time, on Friday, October 25, 2002.

        To make your election, please complete the enclosed Election Form and send it, along with your Northwest stock certificates, to Mellon Investor Services LLC (the "Exchange Agent") in the enclosed pre-addressed reply envelope. Special instructions are provided to assist you in completing the form. You should follow these instructions carefully so that the Exchange Agent will be able to process your election for you promptly after the election period has ended and the merger is completed.

        If your certificates cannot be delivered by the deadline, you should complete and return the enclosed Notice of Guaranteed Delivery with your Election Form. If your certificates have been lost or stolen, you should contact Felice I. Belfiore of Northwest immediately at 1-503-417-8872.

        Please review the proxy statement/prospectus (which you previously received in connection with Northwest's special meeting of shareholders) and the enclosed Frequently Asked Questions for further information regarding the election process. Questions regarding the completion of the Election Form or the delivery of your Northwest common stock certificates should be directed to Mellon Investor Services LLC at 1-888-213-0972. You may also contact Bette J. Floray of Pacific at 1-206-224-8711, or Eric Jensen of Pacific at 1-360-279-4511.

        We are enthusiastic about the opportunities presented by the merger of our two companies and look forward to joining Bank of the Northwest's strengths with ours and expanding Pacific Northwest Bancorp's operations into the Portland, Oregon metropolitan area.

Sincerely,
/s/ Patrick F. Fahey President and Chief Executive Officer Pacific Northwest Bancorp	/s/ Daniel J. Durkin Chairman and Chief Executive Officer Bank of the Northwest

ELECTION FORM	Return this form with your stock certificate(s) in the enclosed envelope to Mellon Investor Services LLC, Attn: Reorganization Department, as indicated below:
Pacific Northwest Bancorp (Pacific)	By Mail: Post Office Box 3301, South Hackensack, NJ 07606 By Hand: 120 Broadway, 13th Floor, New York, NY 10271 By Overnight Delivery: 85 Challenger Road, MD-Reorg, Ridgefield Park, NJ 07660
DO NOT MAIL THIS ELECTION FORM TO PACIFIC NORTHWEST BANCORP OR BANK OF THE NORTHWEST.
Bank of the Northwest (Northwest)	DIRECT ANY QUESTIONS TO MELLON INVESTOR SERVICES LLC AT 1-888-213-0972.

1.	About You and Your Shares—Indicate Address Change as Necessary Below

	Northwest Account Number: Certificate Number	Number of Shares
Total Certificated Shares

2.	Election and Required Signatures (Select only one option)
All certificates for shares that are covered by your election, except your shares held in your Northwest 401(k) Plan accounts, or shares for which a properly completed Notice of Guaranteed Delivery is delivered, MUST accompany this form

☐	1.	Exchange all of my Northwest shares for Pacific shares (the "All Stock Election").	☐	2.	Exchange all of my Northwest shares for cash (the "All Cash Election").
☐	3.	Exchange all of my Northwest shares for a predetermined split of Pacific shares and cash based on the percentages of cash and stock to be paid by Pacific in the merger (the "Split Election").	☐	4.
					Exchange percent ( %) (please specify a whole percentage that is a multiple of 5%) of my Northwest shares for Pacific shares (rounded down to the nearest whole share by the Exchange Agent) and the balance for cash (the "Mixed Election).

Total Number of Certificated Shares Enclosed:

Required Signatures—All shareholders must sign below. The shareholder whose Social Security Number or Employer Identification Number appears to the right must sign the W-9 Certification.			Social Security Number or Employer Identification Number: XXX-XX-XXXX
x	Signature of Shareholder Signature of Shareholder (if joint account)	Date Date
W-9 Certification—I certify under penalties of perjury that the number shown above is my correct Taxpayer Identification Number (TIN), that I have entered the correct TIN or that I am waiting for a TIN to be issued to me and I am not subject to withholding. If I fail to furnish my correct TIN, I may be subject to a penalty by the IRS. Also, such a failure would result in backup withholding of 30% of any payment made to me.
(	)		x
	Daytime Phone Number, including Area Code			Signature of Shareholder whose Social Security Number or Employer Identification Number is shown in this box	Date

3.	LOST, MISSING OR DESTROYED CERTIFICATE(S)
To replace any lost, missing or destroyed certificates, please contact Felice I. Belfiore at Bank of the Northwest, the transfer agent for Northwest common stock, immediately at 1-503-417-8872. Replacement of any lost, missing or destroyed certificates may require you to pay a service fee and/or provide an indemnity to Bank of the Northwest.

4.	Special Transfer or Payment Instructions	5.	Special Delivery Instructions

The Pacific shares or check that you receive in the exchange will be issued in the name(s) printed in Section 1 unless you indicate a different name(s) below. If you indicate a different name(s), your signature and a Signature Guarantee are required, and the Substitute Form W-9 on the reverse side must be completed by the new shareholder.	A Pacific stock certificate or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 3, if completed) unless you indicate a different address below:

		NAME
NAME		ADDRESS
NAME (If Joint)		CITY-STATE-ZIP
ADDRESS
CITY-STATE-ZIP
x
AUTHORIZED SIGNATURE(S)
PLACE MEDALLION SIGNATURE GUARANTEE HERE

6.	You must complete this Substitute Form W-9 only if you complete Section 3 or if the tax identification number shown in Section 2 is incorrect or missing.

Payor: Mellon Investor Services LLC

Substitute Form W-9 Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do NOT send to the IRS.

Please print or type	Name (if a joint account or you changed your name, see Specific Instructions on page )

Business name, if different from above (See Specific Instructions on page    )

Check appropriate box:        ☐  Individual/Sole proprietor        ☐  Corporation        ☐  Partnership        ☐  Other

Address (number, street, and apt. or suite no.) City, state, and ZIP code	Requester's name and address (optional)
Part I Taxpayer Identification Number (TIN)		List account number(s) here (optional)
Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, if you are a resident alien or a sole proprietor, see the enclosed IRS Instructions for Completing Substitute Form W-9 on page 2. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 2 of the IRS Instructions.	Social security number OR Employer identification number	Part II	For Payees Exempt from Backup Withholding (See the IRS Instructions on page 2)
Note: If the account is in more than one name, see the chart on page 3 of the IRS Instructions for guidelines on whose number to enter.

Part III Certification

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Sign Here	Signature	Date

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

        This Election Form is to be completed and submitted to the Exchange Agent prior to the "Election Deadline" on October 25, 2002, by those holders of Bank of the Northwest shares desiring to elect the type of consideration they wish to receive for their shares of Northwest common stock. The Election Form allows you to elect to receive merger consideration in the form of shares of Pacific common stock (an "All Stock Election"), cash (an "All Cash Election"), a predetermined split of both stock and cash based on the percentages of stock and cash payable by Pacific in the merger (a "Split Election"), or a mix of cash and stock that you select in 5% increments (a "Mixed Election"). Your election is subject to the merger agreement.

        All holders of Northwest shares must surrender their Northwest stock certificates to Mellon Investor Services LLC (the "Exchange Agent") in order to receive the merger consideration. Until Northwest stock certificates are received by the Exchange Agent at one of the addresses set forth on the front of the Election Form, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such Northwest stock certificates will not receive Pacific shares and/or cash consideration (or any dividends or other distributions payable on any such Pacific shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends. Any such dividends or other distributions will not be reinvested pursuant to any plan. If your Northwest stock certificates are lost, stolen or destroyed, please refer to Instruction 10 below.

        A HOLDER OF NORTHWEST SHARES MUST CHECK THE APPROPRIATE ELECTION BOX TO MAKE AN EFFECTIVE ALL STOCK ELECTION, ALL CASH ELECTION, SPLIT ELECTION OR MIXED ELECTION. THE ELECTION DEADLINE IS 5:00 P.M. PACIFIC DAYLIGHT TIME ON OCTOBER 25, 2002.

        Your election is subject to certain terms, conditions and limitations that have been set out in the merger agreement and the proxy statement/prospectus provided to you in connection with the Northwest shareholders meeting being held to consider and vote on the merger. The merger agreement is included as Appendix A to the proxy statement/prospectus. Extra copies of the proxy statement/prospectus may be requested from Pacific at the telephone number set out in Instruction 14.

        Instruction 1. Elections, Certificates and Share Allocations.    Please select ONE of the following four options in Box 2: (l) All Stock Election, (2) All Cash Election, (3) Split Election, or (4) Mixed Election. Please read the following sections of the proxy statement/prospectus for a discussion of these options and the allocation procedures associated with them: "The Merger—Merger Consideration", "The Merger—Election Procedure" and "The Merger—Allocation". All holders of Northwest shares must complete Box 2 entitled "Election and Required Signatures" in order to indicate the desired form of merger consideration. To properly complete this form, each shareholder must also complete Box 1 entitled "About You and Your Shares" by specifying the number of each Northwest stock certificate surrendered in the column under the heading "Certificate Number" and the number of Northwest shares represented by each Northwest stock certificate surrendered in the column under the heading "Number of Shares" beside each certificate number. All holders of Northwest shares must surrender their Northwest stock certificates to the Exchange Agent in order to receive the merger consideration. As described in the proxy statement/prospectus, an aggregate of 1,749,882 Pacific shares and $25,820,595 of cash will be issued in the merger. Therefore, all elections (other than the Split Election) are subject to the allocation procedures described in the proxy statement/prospectus if the elections as a whole result in an oversubscription of either Pacific stock or cash.

        YOUR STOCK CERTIFICATES FOR ANY CERTIFICATED SHARES YOU HOLD MUST BE RETURNED WITH THE ELECTION FORM FOR YOUR ELECTION TO BE VALID. IF YOU HOLD ANY OF YOUR SHARES OF NORTHWEST COMMON STOCK IN STREET NAME, YOU WILL RECEIVE SEPARATE ELECTION INSTRUCTIONS FROM YOUR BROKER. YOU SHOULD FOLLOW THOSE ELECTION INSTRUCTIONS IN ORDER TO MAKE YOUR ELECTION TO RECEIVE SHARES OF PACIFIC COMMON STOCK, CASH, OR A COMBINATION OF BOTH IN EXCHANGE FOR THOSE SHARES.

        Instruction 2. Election Deadline.    The Election Deadline is 5:00 p.m. Pacific Daylight time on October 25, 2002. For any All Stock Election, All Cash Election, Split Election, or Mixed Election contained herein to be considered, this Election Form, properly completed, and the related Northwest stock certificates must be received by the Exchange Agent at one of the addresses shown on the front of the Election Form no later than 5:00 p.m. Pacific Daylight time on October 25, 2002. The Exchange Agent will have reasonable discretion to determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. Any such determinations shall be conclusive and binding.

        Instruction 3. Revocation or Change of Election Form.    Any Election Form may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Form, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

        Instruction 4. Form W-9 Certification.    Each surrendering holder of Northwest shares is required to certify in Box 2 that such holder's Taxpayer Identification Number ("TIN") shown on the form is correct or provide the Exchange Agent with such holder's correct TIN on the Substitute Form W-9 in Box 6 and to certify whether such holder is subject to backup withholding. The TIN that must be provided is that of the holder of the Northwest stock certificates surrendered or of the last transferee appearing on the transfers attached to or endorsed on such certificate(s) (or, if a check is to be made payable to another person as provided in Box 4 entitled "Special Transfer or Payment Instructions," then the TIN of such person). Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder of Northwest shares to federal income tax backup withholding at the applicable backup withholding rate on payments made to such surrendering holder with respect to the Northwest shares and on future dividends paid by Pacific. A holder of Northwest shares must cross out item 2 in the certification box of Substitute Form W-9 if such holder has been notified by the Internal Revenue Service ("IRS") that such holder is currently subject to backup withholding. Part III of the Substitute Form W-9 should be completed even if the surrendering holder of Northwest shares has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part III is completed and the Exchange Agent is not provided with a TIN within 60 days thereafter, Pacific will withhold at the applicable backup withholding rate on all such payments and dividends until a TIN is provided to the Exchange Agent. Foreign investors should consult their tax advisors regarding the need to complete the appropriate IRS Form W-8 and any other forms that may be required.

  Instruction 5. Signatures on Election Form, Stock Powers and Endorsements.

        (a)  All signatures must correspond exactly with the name written on the face of the Northwest stock certificates without alteration, variation or any change whatsoever.

        (b)  If the Northwest stock certificates surrendered are held of record by two or more joint owners, all such owners must sign the Election Form.

        (c)  If any surrendered Northwest shares are registered in different names on several Northwest stock certificates, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations of Northwest stock certificates.

        (d)  If this Election Form is signed by a person(s) other than the record holder(s) of the Northwest stock certificates delivered (other than as set forth in paragraph (e) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

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        (e)  If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying Northwest stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

        Instruction 6. Special Transfer or Payment Instructions.    If the stock certificates and check are to be issued to a person other than the registered holder of the surrendered certificates, the surrendered certificates must be endorsed to such person or accompanied by appropriately endorsed stock powers. Signatures must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. (See Instruction 7 for information on Signature Guarantees.) The person to whom the stock certificate or check is to be issued must furnish a correct taxpayer identification number and sign and date the Substitute Form W-9. If the stock certificate and check is to be issued to the registered holder of the surrendered stock certificates, the surrendered certificates need not be endorsed or accompanied by instruments of assignment and transfer.

        The following are frequently requested types of registration changes. If your circumstances differ from those listed below, or if you have any other questions, please contact Mellon Investor Services LLC at 1-888-213-0972.

        Name change due to marriage or transfer of ownership to another individual:

  1.
  Obtain a signature guarantee for the shareholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed. (See Instruction 7 for information on Signature Guarantees).

  2.
  Complete the Substitute Form W-9 on the Election Form by listing the Taxpayer TIN or Social Security Number ("SSN") that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        Shareholder whose name is printed on the Election Form is deceased. You are the executor or administrator of the estate:

  1.
  Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

  2.
  Obtain a signature guarantee for the legal representative. (See Instruction 7 for information on Signature Guarantees).

  3.
  Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        The account is a joint account and one of the account holders is deceased.

        Transferring shares to the survivor only:

  1.
  Provide a certified (under raised seal) copy of death certificate.

  2.
  Provide survivor's signature (signature guarantee is not necessary in this case).

  3.
  Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

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        The account is a joint account and one of the account holders is deceased.

        Transferring shares to the survivor and adding a name:

  1.
  Provide a certified (under raised seal) copy of death certificate.

  2.
  Survivor must obtain a signature guarantee. (See Instruction 7 for information on Signature Guarantees.)

  3.
  Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        The account is a custodial account and the former minor has reached the legal age of majority:

  1.
  The former minor must obtain a signature guarantee. (See Instruction 7 for information on Signature Guarantees.)

  2.
  Provide a certified (under raised seal) copy of the birth certificate for the former minor.

  3.
  Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        If the request is being made by the minor who has now reached the age of majority:

  1.
  The former minor must obtain a signature guarantee. (See Instruction 7 for information on Signature Guarantees.)

  2.
  Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        You want to have the account registered in the name of a trust:

  1.
  Obtain a signature guarantee for the shareholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. (See Instruction 7 for information on Signature Guarantees.)

  2.
  Provide a copy of the first and last pages of the trust agreement.

  3.
  Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        THE TAX CONSEQUENCES TO HOLDERS OF NORTHWEST COMMON STOCK MAY VARY DEPENDING UPON, AMONG OTHER THINGS, WHICH OF THE ELECTION OPTIONS IS CHOSEN. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO ANY POSSIBLE TAX CONSEQUENCES RESULTING FROM THE ISSUANCE OF CASH OR SHARES OF PACIFIC COMMON STOCK CERTIFICATE(S) IN A NAME DIFFERENT FROM THAT OF THE REGISTERED HOLDER(S) OF THE SURRENDERED NORTHWEST STOCK CERTIFICATE(S).

        Instruction 6A. Special Delivery Instructions.    Complete Box 5 only if you want the stock certificate(s) of Pacific common stock and/or check resulting from your election to be delivered to an

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address other than the one printed in Box 1 entitled "About You and Your Shares." Note: Your address of record will not be affected by completing this section.

        Instruction 7. Guarantee of Signatures.    Signatures on this Election Form need not be guaranteed unless the "Special Transfer or Payment Instructions" section has been completed and payment is to be made to someone other than the holder of the surrendered Northwest stock certificates. In such event, signatures on this Election Form must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Medallion Program, or by a stockbroker who is a member of such Program. Public Notaries cannot execute acceptable guarantees of signatures and the signature of a Notary Public is not acceptable for this purpose.

        Instruction 8. Delivery of Election Form and Stock Certificates.    This Election Form, properly completed and duly executed, together with the certificate(s) representing the Northwest shares, should be delivered to the Exchange Agent at one of the addresses set forth on the front of the Election Form. The method of delivery of the Northwest stock certificates and all other required documents is at the election and risk of the holder of such Northwest shares; however, if such certificates are sent by mail, it is recommended that they be sent by registered mail, appropriately insured, with return receipt requested. Insert in the box at the top of the Election Form the certificate number(s) of the Northwest common stock certificate(s) which you are surrendering and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

        Instruction 9. Validity of Surrender; Irregularities.    All questions as to validity, form and eligibility of any surrender of certificates will be determined by Pacific (which may delegate the power to so determine in whole or in part to the Exchange Agent), and such determination shall be final and binding. Pacific reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and its interpretation of the terms and conditions of the Election Form or any other documents delivered therewith with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured or waived.

        Instruction 10. Lost, Stolen, or Destroyed Certificates.    If your Northwest stock certificates are lost, stolen or destroyed, please contact Felice I. Belfiore at Bank of the Northwest, immediately at 1-503-417-8872 for instructions on how to replace your Northwest stock certificates.

        Instruction 11. Notice of Guaranteed Delivery.    Complete this form if you are not delivering your stock certificates with the Election Form. Shareholders whose certificates for shares of Northwest common stock are not immediately available or who cannot deliver their certificates for shares of Northwest common stock to the Exchange Agent on or prior to the Election Deadline may make an effective election for their Northwest common stock by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (1) the election must be made by or through an eligible institution, (2) a properly completed and a duly executed Notice of Guaranteed Delivery, together with a properly completed and duly executed Election Form (or manually signed facsimile thereof) must be received by the Exchange Agent on or prior to the Election Deadline, and (3) the certificates evidencing all physically surrendered shares of Northwest common stock, together with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other documents required by the Election Form, must be received by the Exchange Agent within three business days after the Election Deadline. Please read the Notice of Guaranteed Delivery for more information. An "eligible institution" is a commercial bank or trust company having an office, branch or agency in the United States or a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc.

        Instruction 12. Holders Who Are Nominees, Trustees or Other Representatives.    Each holder of record of Northwest shares is entitled to make an election and submit an Election Form covering all

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Northwest shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds Northwest shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Northwest shares held through such nominee record holders, but such elections must be made on one Election Form. Beneficial owners who are not record holders are not entitled to submit Election Forms. Persons submitting an Election Form on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 5 above.

        Instruction 13. Miscellaneous.    Neither Pacific or Northwest, nor the Exchange Agent is under any duty to give notification of defects in any Election Form. Pacific, Northwest and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Pacific, Northwest and the Exchange Agent has the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any Election Form.

        Instruction 14. Information and Additional Copies.    Additional copies of this Election Form may be obtained by telephoning Mellon Investor Services LLC at 1-888-213-0972. All inquiries with respect to the completion of the Election Form or the surrender of Northwest stock certificates should be made directly to the Exchange Agent (Mellon Investor Services LLC) at 1-888-213-0972.

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PACIFIC NORTHWEST BANCORP/BANK OF THE NORTHWEST

Frequently Asked Questions About Electing Merger Consideration

1.    What should I do with the Election Form?

        In connection with the merger of Bank of the Northwest ("Northwest") into Pacific Northwest Bank, you may elect to receive Pacific Northwest Bancorp ("Pacific") common stock, cash or a combination of both in exchange for your shares of Northwest common stock. Your choices are described in more detail in the enclosed materials. To make your election, you must properly complete the Election Form and return it to the Exchange Agent, along with your Northwest stock certificates, before the Election Deadline.

2.    What is the deadline for completing the Election Form and submitting it to the Exchange Agent?

        The Election Deadline is 5:00 p.m. Pacific Daylight time on October 25, 2002. If you wish to indicate the type of consideration you would prefer to receive the merger, the Exchange Agent must receive from you a properly completed Election Form, together with your Northwest stock certificates before the Election Deadline.

        If the Exchange Agent does not receive your election materials before the Election Deadline, you will be deemed to have elected to receive all stock and may receive Pacific common stock, cash or a combination of both, depending on the elections made by other Northwest shareholders. (Please see Question 13 below.)

        Because the Election Deadline is absolute, you may wish to consider sending your Election Form and Northwest stock certificates by express delivery or registered mail. We recommend that you send the materials via return-receipt, registered mail, insure the contents for 3% of the value of the exchange to cover the lost certificates bond, and retain the Post Office (or delivery service) receipt verifying the time and date of delivery.

3.    When will the merger be completed?

        The merger is currently expected to occur on or about October 31, 2002, subject to the approval of Northwest's shareholders and the receipt of required regulatory approvals. For current information regarding the transaction and the closing prices of Pacific common stock, please contact the Exchange Agent toll-free at 1-888-213-0972. You can also visit Pacific's website at www.pnwbank.com for certain current information regarding the transaction.

4.    What will I receive as a result of the merger?

        If the merger is completed, Northwest shareholders will have the right to elect to convert their Northwest common stock into cash, shares of Pacific common stock, or a combination of both. However, because the total amounts of cash and Pacific stock to be paid in the merger are fixed, regardless of your choice, you may actually receive a different amount of cash or shares of Pacific stock for your Northwest shares depending on the elections made by other Northwest shareholders. (Please see Question 8 below.) The Exchange Agent will calculate the Merger Consideration for each Northwest shareholder after it receives all of the Election Forms and tallies the results.

5.    How will the Per Share Cash Consideration and Per Share Stock Consideration be calculated?

        Pursuant to the terms of the merger agreement, Pacific will issue 1,749,882 shares of Pacific common stock and pay $25,820,595 in cash. The actual Per Share Stock Consideration and Per Share Cash Consideration to be paid to Northwest shareholders cannot be determined until the third day immediately prior to the Effective Date based on the Average Closing Price of Pacific common stock. We intend to announce these amounts when known. The amounts will also be available on Pacific's website at www.pnwbank.com and on Northwest's website at www.bknw.com, and by calling the Exchange Agent toll-free at 1-888-213-0972.

        The value of the Per Share Cash Consideration and the value of the Per Share Stock Consideration will be equal to the amount obtained by dividing the Transaction Value (as defined below) by the number of shares of Northwest common stock outstanding on July 22, 2002 (3,283,081). In our discussion we also refer to that amount as the "Per Share Value."

  •
  The "Transaction Value" is the dollar amount of the sum of:

  (1)
  $25,820,595 (which is the aggregate amount of cash Pacific will pay pursuant to the merger), and

  (2)
  the product of: (A) 1,749,882 (which is the total number of Pacific shares being issued in the merger) and (B) the Average Closing Price.

        The "Per Share Stock Consideration" will be equal to the amount obtained by dividing the Per Share Value by the Average Closing Price.

        The formula described above is intended to substantially equalize the value of the consideration to be received for each share of Northwest common stock in the merger as measured during the Valuation Period, regardless of whether the Northwest shareholder elects to receive all Pacific common stock, all cash, or a combination. This equalization mechanism was deemed to be desirable because, while the aggregate number of shares of Pacific common stock and the amount of cash to be received by Northwest shareholders is fixed, the value of the Pacific common stock will fluctuate.

        The market value of Pacific common stock fluctuates, and therefore, its market value on the date that it is received by a Northwest shareholder will likely differ from the market value of Pacific common stock at other times, including its current market value.

6.    What will I receive if I choose all stock, all cash, or the designated split of stock and cash?

        The following tables, which also appear in the proxy statement/prospectus at pages 23 and 26, illustrate how the value of the Merger Consideration and the amounts of Pacific common stock and cash that may be received based on the all stock, all cash and split elections by Northwest shareholders may change depending on fluctuations in the price of Pacific's common stock:

EXAMPLES OF MERGER CONSIDERATION

Average Closing Price During Valuation Period	Transaction Value (in 000s)	Per Share Stock Consideration (Shares of Pacific Common Stock)	Value of Per Share Stock Consideration	Per Share Cash Consideration	% of Transaction Value Paid in Stock	% of Transaction Value Paid in Cash
$35.00	$87,066	0.7577	$26.52	$26.52	70.3%	29.7%
$34.50	$86,192	0.7610	$26.25	$26.25	70.0%	30.0%
$34.00	$85,317	0.7643	$25.99	$25.99	69.7%	30.3%
$33.50	$84,442	0.7678	$25.72	$25.72	69.4%	30.6%
$33.00	$83,567	0.7713	$25.45	$25.45	69.1%	30.9%
$32.50	$82,692	0.7750	$25.19	$25.19	68.8%	31.2%
$32.00	$81,817	0.7788	$24.92	$24.92	68.4%	31.6%
$31.50	$80,942	0.7827	$24.65	$24.65	68.1%	31.9%
$31.00	$80,067	0.7867	$24.39	$24.39	67.75%	32.25%
$30.50	$79,192	0.7909	$24.12	$24.12	67.39%	32.61%
$30.00	$78,317	0.7952	$23.85	$23.85	67.03%	32.97%
$29.50	$77,442	0.7996	$23.59	$23.59	66.66%	33.34%
$29.00	$76,567	0.8042	$23.32	$23.32	66.3%	33.7%
$28.50	$75,692	0.8090	$23.06	$23.06	65.9%	34.1%
$28.00	$74,817	0.8139	$22.79	$22.79	65.5%	34.5%
$27.50	$73,942	0.8190	$22.52	$22.52	65.00%	35.00%
$27.00	$73,067	0.8243	$22.26	$22.26	64.7%	35.3%
$26.50	$72,192	0.8298	$21.99	$21.99	64.2%	35.8%
$26.00	$71,318	0.8355	$21.72	$21.72	63.8%	36.2%
$25.50	$70,443	0.8414	$21.46	$21.46	63.3%	36.7%
$25.00	$69,568	0.8476	$21.19	$21.19	62.9%	37.1%
$24.50	$68,693	0.8540	$20.92	$20.92	62.4%	37.6%
$24.00	$67,818	0.8607	$20.66	$20.66	61.9%	38.1%
$23.50	$66,943	0.8677	$20.39	$20.39	61.43%	38.57%
$23.00	$66,068	0.8749	$20.12	$20.12	60.9%	39.1%

ILLUSTRATIVE ELECTION ALTERNATIVES FOR A HOLDER OF 100 SHARES OF

NORTHWEST COMMON STOCK(1)

	ELECTION 1 ALL STOCK ELECTION(2)				ELECTION 2 ALL CASH ELECTION	ELECTION 3 SPLIT ELECTION
					Pacific Shares Received
Assumed Pacific Average Closing Price	Number of Pacific Shares Received	Value of Pacific Shares Received(1)	Cash Received in Lieu of Fractional Shares	Value of Merger Consideration Received for 100 Shares of Northwest Common Stock	Cash Received	Value(1)	Number of Shares(1)	Dollar Amount of Cash Received
$35.00	75	$2,625	$27	$2,652	$2,652	$1,855	53	$797
$34.50	76	$2,622	$3	$2,625	$2,625	$1,829	53	$797
$34.00	76	$2,584	$15	$2,599	$2,599	$1,768	52	$831
$33.50	76	$2,546	$26	$2,572	$2,572	$1,742	52	$830
$33.00	77	$2,541	$4	$2,545	$2,545	$1,749	53	$796
$32.50	77	$2,503	$16	$2,519	$2,519	$1,690	52	$829
$32.00	77	$2,464	$28	$2,492	$2,492	$1,664	52	$828
$31.50	78	$2,457	$8	$2,465	$2,465	$1,670	53	$796
$31.00	78	$2,418	$21	$2,439	$2,439	$1,612	52	$827
$30.50	79	$2,410	$3	$2,412	$2,412	$1,586	52	$826
$30.00	79	$2,370	$15	$2,385	$2,385	$1,590	53	$795
$29.50	79	$2,331	$28	$2,359	$2,359	$1,534	52	$825
$29.00	80	$2,320	$12	$2,332	$2,332	$1,537	53	$795
$28.50	80	$2,280	$26	$2,306	$2,306	$1,482	52	$824
$28.00	81	$2,268	$11	$2,279	$2,279	$1,456	52	$823
$27.50	81	$2,228	$25	$2,252	$2,252	$1,458	53	$795
$27.00	82	$2,214	$12	$2,226	$2,226	$1,404	52	$822
$26.50	82	$2,173	$26	$2,199	$2,199	$1,405	53	$794
$26.00	83	$2,158	$14	$2,172	$2,172	$1,352	52	$820
$25.50	84	$2,142	$4	$2,146	$2,146	$1,352	53	$794
$25.00	84	$2,100	$19	$2,119	$2,119	$1,300	52	$819
$24.50	85	$2,083	$10	$2,092	$2,092	$1,274	52	$818
$24.00	86	$2,064	$2	$2,066	$2,066	$1,248	52	$818
$23.50	86	$2,021	$18	$2,039	$2,039	$1,222	52	$817
$23.00	87	$2,001	$11	$2,012	$2,012	$1,196	52	$816

1.
These calculations assume that at the end of the valuation period, there are 3,283,081 shares of Northwest common stock outstanding. These calculations also assume that there are no oversubscriptions of either Pacific common stock or cash. In the event of oversubscription, the exchange agent will follow the allocation mechanism described under Question 8 below. All dollar amounts have been rounded to the nearest whole dollar.

2.
The value of any stock consideration is based on the assumed average closing price of Pacific common stock. Cash will be paid in lieu of any fractional share and, accordingly, the values shown will be paid in the form of cash to the extent of such fractional share.

        Generally, as these tables illustrate, as the price of Pacific common stock increases, the number of shares of Northwest common stock being exchanged for cash decreases and the number of shares being exchanged for Pacific common stock increases.

7.    What will happen to fractional shares in the merger?

        If the conversion of your Northwest stock into Pacific common stock results in a fractional share (for example, a half or a quarter of a share), the Exchange Agent will issue you a check for the value of this fractional interest based on the average closing price of Pacific common stock over the five trading day period ending on the trading day immediately prior to the Effective Date. Fractional shares will not be issued in the merger.

8.    Will I receive Merger Consideration in the form that I elect?

        In the merger, Pacific will issue and mixed 1,749,882 shares of Pacific common stock and pay $25,820,595 in cash. Therefore, all cash, all stock and mixed elections are subject to proration to preserve these limitations on the amount of cash to be paid and the number of shares to be issued. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a combination of cash and stock.

        Oversubscription of the Cash Consideration.    If the aggregate cash amount that would otherwise be paid by Pacific to Northwest shareholders would be greater than $25,820,595, Pacific common stock will be issued in lieu of the excess to shareholders making an all cash election or a mixed election for more than 35% cash. In that situation, the following allocation mechanism will be used:

  •
  shareholders making a split election will receive a combination of cash and Pacific stock based on the applicable Stock Percentage and Cash Percentage;

  •
  shareholders making an all stock election (and shareholders not making any election) will receive all stock and shareholders making a mixed election will receive stock for their Mixed Stock Election Shares;

  •
  the Exchange Agent will determine the number of Cash Election Shares and Mixed Cash Election Shares (to the extent any such election for cash exceeds 35%) that would be equal to the amount of the oversubscription and convert those shares into shares of Pacific stock (allocated pro rata among those affected shareholders);

  •
  all Cash Election Shares and Mixed Cash Election Shares not converted into Pacific stock (as provided in the previous bullet point) would be converted into cash.

        Oversubscription of the Stock Consideration.    If the aggregate cash amount that Pacific would pay to Northwest shareholders who make an all cash election, a split election or a mixed election is less than $25,820,595 (i.e. there is an "undersubscription of cash"), Pacific will pay cash to shareholders who do not make a valid election and, if necessary, to shareholders who make an all stock election and with respect to Mixed Stock Election Shares to the extent of such undersubscription. In this situation, the following allocation mechanism will be used:

  •
  shareholders making a split election will receive a combination of cash and Pacific stock based on the applicable Stock Percentage and Cash Percentage;

  •
  shareholders making an all cash election will receive all cash and shareholders making a mixed election will receive cash for their Mixed Cash Election Shares;

  •
  the Exchange Agent will then select from among the non-electing shares and then, if necessary, from among the Stock Election Shares and the Mixed Stock Election Shares (to the extent any such election for stock exceeds 65%), the number of shares equal to the "undersubscription" of cash and convert those shares into all cash (such being allocated pro rata among those affected shareholders);

  •
  the Stock Election Shares, the Mixed Stock Election Shares and non-electing shares not selected by the Exchange Agent to be converted into cash (as provided in the previous bullet point) will be converted into Pacific stock.

        The allocation described above will be computed by the Exchange Agent as soon as practicable after the Election Deadline and may, if necessary, be computed after the Effective Date. The pro rata selection process to be used by the Exchange Agent will consist of an equitable pro rata process as will be mutually determined by Northwest and Pacific.

9.    What happens to Northwest shares in the 401(k) Plan?

        The amounts held in the Northwest stock accounts in the 401(k) Plan will be converted into Pacific shares and transferred to Pacific's 401(k) Plan upon completion of the merger.

10.  Do I have to send in my Northwest stock certificates?

        Yes. Your Northwest stock certificates should be returned with the Election Form. However, if your Northwest stock certificates are not readily available, you may complete and return the Election Form and follow the Guaranteed Delivery procedure described in Question 12 below.

11.  What if I cannot locate my Northwest stock certificates?

        If you cannot locate your Northwest stock certificates, please contact Felice I. Belfiore at Bank of the Northwest at 1-503-417-8872, as soon as possible to request replacement instructions. Please note that the replacement process can take several weeks to complete and Northwest may charge you a fee for posting a bond for the lost certificate.

        If the Exchange Agent does not receive your replacement certificates by the Election Deadline, you will be treated as if you missed the Election Deadline and your Northwest shares will be deemed to be non-electing shares (please see Question 13 below) unless Pacific in its sole discretion, accepts and instructs the Exchange Agent to honor your election.

        Immediately following the Effective Date, all Northwest shareholder records will be transferred to Pacific's stock transfer agent, Mellon Investor Services LLC. After the Effective Date, please contact Mellon Investors Services LLC toll-free at 1-888-213-0972 with any questions regarding replacement of your Northwest stock certificates.

12.  What if my Northwest stock certificates are not readily available?

        If your Northwest stock certificates are not readily available, you may make an election by completing the Election Form and having a Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. In order for your election to be valid, the stock certificates, the delivery of which is thereby guaranteed, must be received by the Exchange Agent no later than 5:00 p.m. Pacific Daylight time on October 30, 2002.

13.  What happens if I miss the Election Deadline or my Election Form is not properly completed?

        If your Election Form and Northwest stock certificates are not received by the Exchange Agent before the Election Deadline, or your Election Form is not properly completed, you will receive only Pacific common stock in the merger, unless this would result in the limit on the total number of Pacific shares being exceeded. (Please see Question 8 above.)

14.  If the Exchange Agent does not receive my Election Form and Northwest stock certificates before the Election Deadline, how will I exchange my Northwest shares for Pacific common stock?

        If you do not properly complete and submit an Election Form to the Exchange Agent, the Exchange Agent will mail you a Letter of Transmittal within ten business days following the Effective Date with instructions on how to complete the Letter of Transmittal and return it to the Exchange Agent with your Northwest stock certificates. If your properly completed Election Form is received by the Exchange Agent after the Election Deadline, you will not receive a Letter of Transmittal. However, you will be deemed to have made no election and will receive only Pacific common stock in the merger unless this would result in the limit on the total number of Pacific shares being exceeded. (Please see Question 8 above.)

15.  Will I receive taxable income in the merger?

        Because individual circumstance my differ, shareholders should consult their tax advisors to determine the tax effect to them of receiving Pacific shares or cash, including the application and effect of foreign, state, local or other tax laws. The material federal tax consequences of the merger expected to be generally applicable to U.S. residents are discussed in the proxy statement/prospectus beginning at page 45. Neither Pacific, nor Northwest, nor the Exchange Agent can provide you with tax advice.

16.  How soon after the merger is completed can I expect to receive my Pacific common stock and/or check?

        Pacific will work with the Exchange Agent to distribute consideration payable in the merger as promptly as practicable following the completion of the merger. This task is expected to take up to 15 business days.

17.  What will happen if the merger agreement is terminated because one or more conditions to the merger are not met?

        If the merger is not completed and the merger agreement is terminated, your Northwest stock certificates will be returned to you promptly thereafter by the Exchange Agent.

18.  What will happen if the merger is not completed on or about October 31, 2002, as currently expected?

        If for any reason the closing of the merger is substantially delayed and the Election Deadline is extended by the parties, Pacific and Northwest will announce the date in a letter to shareholders, in a press release, on their websites at www.pnwb.com and www.bknw.com and in filings with the Securities and Exchange Commission and the Federal Deposit Insurance Corporation, and provide appropriate instructions to Northwest shareholders.

19.  What is Pacific's stock symbol?

        Pacific common stock trades on the Nasdaq National Market under the symbol "PNWB."

20.  Where can I find more information about Pacific?

        Please visit Pacific's website at www.pnwbank.com for an overview of the company's history, products, services, financial performance and current and past stock prices. You may also call Pacific's corporate secretary, Cynthia Mason at (360) 279-4516 to request financial reports or another copy of the proxy statement/prospectus. Please leave a message clearly stating your name, full address and telephone number and the requested information will be mailed to you within one business day.

APPENDIX A

Definitions:

        "Average Closing Price" is the average of the closing sale prices of Pacific common stock as reported on Nasdaq during the Valuation Period.

        "Cash Election Shares" are shares held by a Northwest shareholder who has made an all cash election.

        "Effective Date" is the date on which the merger is completed.

        "Election Deadline" is the last day on which Election Forms will be accepted by the Exchange Agent for a valid election. The Election Deadline is 5:00 p.m. Pacific Daylight time on Friday, October 25, 2002, unless extended by the parties to the merger.

        "Election Form" is the document Northwest shareholders must complete in order to elect to receive Pacific common stock, cash or a combination of both in exchange for their shares of Northwest common stock. This document must be properly completed and returned to the Exchange Agent before the Election Deadline. The Election Form must be accompanied by the shareholder's Northwest stock certificate(s), unless shares are held in street name (e.g., through a broker or in Northwest's 401(k) Plan).

        "Exchange Agent" is Mellon Investor Services LLC. As Exchange Agent, Mellon Investor Services LLC is responsible for handling the exchange of shares of Northwest common stock for Pacific common stock and/or cash. Mellon Investor Services LLC is also responsible for collecting the Election Forms and calculating the final distribution of Pacific common stock and cash.

        "Merger Consideration" is the Pacific common stock, cash or combination of both to be received in exchange for shares of Northwest common stock in the merger.

        "Mixed Cash Election Shares" are Northwest shares included in the specified cash percentage of a shareholder making a mixed election.

        "Mixed Stock Election Shares" are Northwest shares included in the specified stock percentage of a shareholder making a mixed election.

        "Per Share Cash Consideration" is the amount of cash to be received for each share of Northwest common stock being converted into cash.

        "Per Share Stock Consideration" is the number of shares of Pacific common stock to be received for each share of Northwest common stock being converted into Pacific stock.

        "SEC" is the Securities and Exchange Commission.

        "Stock Election Shares" are shares held by a Northwest shareholder who has made an all stock election.

        "Valuation Period" is the ten consecutive trading days ending on the third day immediately prior to the Effective Date.

ELECTION INFORMATION—NOMINEES

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., PACIFIC DAYLIGHT TIME, ON OCTOBER 25, 2002. THE COMPANIES ANTICIPATE THE EFFECTIVE DATE OF THE MERGER WILL BE ON OR ABOUT OCTOBER 31, 2002. IF FOR ANY REASON THE EFFECTIVE DATE IS MATERIALLY DELAYED AND THE ELECTION DEADLINE IS EXTENDED, WE WILL ANNOUNCE THE DATE IN A LETTER TO SHAREHOLDERS, IN A PRESS RELEASE, ON OUR WEBSITES AT WWW.PNWB.COM AND WWW.BKNW.COM AND IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE FEDERAL DEPOSIT INSURANCE CORPORATION.

September 30, 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        PACIFIC NORTHWEST BANCORP ("Pacific") and BANK OF THE NORTHWEST ("Northwest") have entered into an agreement, under which Northwest will merge into Pacific's wholly-owned subsidiary, Pacific Northwest Bank. Completion of the merger is conditioned, among other things, upon the approval of Northwest's shareholders at a special meeting on October 29, 2002. The approval of the shareholders of Pacific is not required to complete the merger.

        Under the terms of the merger agreement, which are more fully explained in the proxy statement/prospectus dated September 20, 2002, which was mailed to Northwest shareholders previously, Northwest shareholders may elect to exchange their Northwest shares in the merger for cash or Pacific stock, or a combination, by choosing from among the following four options:

  (1)
  all shares of Pacific common stock (the "All Stock Election"),

  (2)
  all cash (the "All Cash Election"),

  (3)
  a predetermined split of cash and stock based on the overall mix of cash and stock to be issued in the merger (the "Split Election"), or

  (4)
  a mix of cash and stock that shareholders may select in 5% increments (the "Mixed Election").

        All elections (other than the Split Election) are subject to the allocation procedures described in the proxy statement/prospectus if too many shareholders elect one form of consideration over the other, as the total amount of cash and number of shares payable by Pacific in the merger are fixed.

        Northwest shareholders who hold shares through you or your nominee may only make an election by instructing you to complete and deliver the enclosed Election Form. If they do not provide you with timely instructions, they will receive only Pacific common stock in the merger, unless this would result in the limit on the total number of Pacific shares being exceeded, in which case such shareholders will be paid cash for their shares to the extent necessary to avoid an oversubscription for Pacific shares.

        For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

  •
  an Election Form, which includes a Substitute Form W-9 (facsimile copies of the Election Form will be accepted),

  •
  a Notice of Guaranteed Delivery to be delivered with the completed Election Form if none of the procedures for delivering the necessary certificates representing Northwest common shares can be completed before the Election Deadline,

  •
  a proposed client letter which you may wish to use to obtain instructions from your clients,

  •
  Frequently Asked Questions regarding the merger, which you may wish to distribute to your clients, and

  •
  Guidelines of the IRS for the Certification of Taxpayer Identification Number on Substitute Form W-9.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE.

        For an election to be valid, the Exchange Agent, Mellon Investor Services LLC must receive a duly executed and properly completed Election Form (or manually signed facsimile thereof), including any required signature guarantees or other documents, together with certificate(s) representing surrendered shares before the Election Deadline. Shareholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) to the Exchange Agent must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

        No fees or commissions will be payable by Pacific or Northwest, or any officer, director, shareholder, agent or other representative of Pacific or Northwest, to any broker, dealer or other person, for soliciting surrender of shares pursuant to the election process (other than fees paid to the Exchange Agent and the Information Agent (Mellon Investor Services LLC) for their services in connection with the election and exchange process).

Any inquiries you may have with respect to the election should be addressed to Mellon Investor Services LLC at 1-888-213-0972; fax 1-201-296-4293.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF PACIFIC OR NORTHWEST, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

2

ELECTION INFORMATION—NORTHWEST SHAREHOLDERS

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., PACIFIC DAYLIGHT TIME, ON OCTOBER 25, 2002. THE COMPANIES ANTICIPATE THE EFFECTIVE DATE OF THE MERGER WILL BE ON OR ABOUT OCTOBER 31, 2002. IF FOR ANY REASON THE EFFECTIVE DATE IS MATERIALLY DELAYED AND THE ELECTION DEADLINE IS EXTENDED, THE COMPANIES WILL ANNOUNCE THE DATE IN A LETTER TO SHAREHOLDERS, IN A PRESS RELEASE, ON THEIR WEBSITES AT WWW.PNWB.COM AND WWW.BKNW.COM AND IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE FEDERAL DEPOSIT INSURANCE CORPORATION.

September 30, 2002

To Our Clients:

        PACIFIC NORTHWEST BANCORP ("Pacific") and BANK OF THE NORTHWEST ("Northwest") have entered into an agreement under which Northwest will merge into Pacific's wholly-owned subsidiary, Pacific Northwest Bank. Completion of the merger is conditioned, among other things, upon the approval of Northwest's shareholders at a special meeting on October 29, 2002. The approval of the shareholders of Pacific is not required to complete the merger.

        Under the terms of the merger agreement, which are more fully explained in the proxy statement/prospectus dated September 20, 2002, which was mailed to you previously, Northwest shareholders may elect to exchange their Northwest shares in the merger for cash or Pacific stock, or a combination, by choosing from among the following four options:

  1.
  Exchange all of your Northwest shares for Pacific shares (the "All Stock Election").    The actual amount of stock that you will receive for each of your Northwest shares will not be determined until the third day immediately prior to the effective date of the merger, based on the average closing price of Pacific common stock on Nasdaq over the 10 most recent trading days. The per-share stock consideration will then be determined based on a formula described in the proxy statement/prospectus. Your share election is subject to adjustment if the elections of all Northwest shareholders would cause more than 1,749,882 shares of Pacific common stock to be issued in the merger.

  2.
  Exchange all of your Northwest shares for cash (the "All Cash Election").    The actual amount of cash that you will receive for each of your Northwest shares will not be determined until the third day immediately prior to the effective date of the merger, based on the average closing price of Pacific common stock on Nasdaq over the 10 most recent trading days. The per-share cash consideration will then be determined based on a formula described in the proxy statement/prospectus. Your cash election is subject to adjustment if the elections of all Northwest shareholders would cause more than $25,820,595 in cash to be paid by Pacific in the merger.

  3.
  Exchange all of your Northwest shares for a predetermined split of Pacific shares and cash based on the percentages of cash and stock to be paid by Pacific in the merger (the "Split Election").    The actual percentages of stock and cash that you will receive under this election for each of your Northwest shares will not be determined until the third day immediately prior to the effective date of the merger, based on the average closing price of Pacific common stock on Nasdaq over the 10 most recent trading days. The stock percentage and cash percentage will then be determined based on a formula described in the proxy statement/prospectus. The split election is expected to be in the range of 60% to 70% stock with the balance in cash.

  4.
  Exchange a specified percentage of your Northwest shares for Pacific shares (rounded down to the nearest whole share by the Exchange Agent) and the balance for cash (the "Mixed Election").    The actual amount of stock and cash that you will receive for each of your Northwest shares will not be determined until the third day immediately prior to the effective date of the merger, based on the average closing price of Pacific common stock on Nasdaq over the 10 most recent trading days. The per-share stock consideration and the per-share cash consideration will then be determined based on a formula described in the proxy statement/prospectus.

        All elections (other than the Split Election) are subject to the allocation procedures described in the proxy statement/prospectus if too many shareholders elect one form of consideration over the other, as the total amount of cash and number of shares payable by Pacific in the merger are fixed.

        Regardless of which election you make, the payment provisions of the merger agreement are intended to cause the value of the per share consideration that Northwest shareholders receive to be substantially equivalent as of the end of the 10-trading day valuation period.    Tables are included at pages 23 and 26 of the proxy statement/prospectus which illustrate how the merger consideration and the amounts of Pacific common stock and cash that may be received based on the All Stock, All Cash and Split Elections by Northwest shareholders may change based on various assumptions of the average closing price of Pacific's common stock as of the end of the valuation period.

        You may make your election only by completing and delivering the attached Election Instructions to Nominee. Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us how to exchange your shares. If you do not instruct us to make an election, or you miss our processing deadline and we are unable to comply with the companies' election deadline, we will not make an election for you and you will receive only Pacific common stock in the merger, unless this would result in the limit on the total number of Pacific shares being exceeded, in which case you will be paid cash for your shares selected by the Exchange Agent in a pro rata selection process to the extent necessary to avoid an oversubscription for Pacific shares.

        This election applies only to the shares of Northwest that we hold beneficially for you. If you have Northwest shares registered directly with Northwest, you will receive additional election materials and will need to complete the Election Form you receive in those materials, in accordance with that form's instructions, in order to make a valid election with respect to those shares.

Please note the following:

  •
  The companies cannot guarantee that you will receive your election choice. The actual per share stock consideration and per share cash consideration to be paid to Northwest shareholders cannot be determined until the third day immediately prior to the effective date of the merger, and will be based on the average closing price of Pacific shares during the 10 most recent trading days. The companies intend to announce these amounts promptly after their determination. The amounts will also be available on Pacific's website at www.pnwbank.com and on Northwest's website at www.bknw.com, and by calling the Exchange Agent at 1-888-213-0972; fax 1-201-296-4293.

  •
  Pacific will not issue fractional shares in the merger. Instead, Pacific will pay cash for any fractional shares issued based on the average closing prices of Pacific common shares over the five trading day period ending on the trading day immediately prior to the effective date of the merger.

  •
  Because individual circumstances may differ, shareholders should consult their tax advisors to determine the tax effect to them of receiving Pacific shares or cash, including the application and effect of foreign, state, local or other tax laws.

2

Please provide your instructions to us by checking the appropriate box below and signing where indicated:

ELECTION INSTRUCTIONS TO NOMINEE

☐
Exchange all of my Northwest shares for Pacific shares (the "All Stock Election").

☐
Exchange all of my Northwest shares for cash (the "All Cash Election").

☐
Exchange all of my Northwest shares for a predetermined split of Pacific shares and cash based on the overall mix of cash and stock to be paid by Pacific in the merger (the "Split Election").

☐
Exchange            percent (    %) (please specify a whole percentage that is a multiple of 5%) of my Northwest shares for Pacific shares (rounded down to the nearest whole share by the Exchange Agent) and the balance for cash (the "Mixed Election).

If you do not mark any option, or if you do not return this form to us in a timely manner, you will receive only Pacific common stock in the merger, unless this would result in the limit on the total number of Pacific shares being exceeded, in which case you will be paid cash for your shares selected by the Exchange Agent in a pro rata selection process to the extent necessary to avoid an oversubscription for Pacific shares.

Account Number

Signature of Shareholder	Signature of Shareholder (if joint account)	Daytime Phone including Area Code

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT YOUR OPTION AND RISK. IF DELIVERED BY MAIL, REGISTERED OR CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY.

If you have any questions, please contact us, or contact Mellon Investor Services LLC directly at 1-888-213-0972.

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Notice of Guaranteed Delivery of
Shares of Common Stock of Bank of the Northwest
Pursuant to the Election Form
(Use Only if Not Sending Stock Certificates With Election Form)

        This form or a facsimile copy must be used to guarantee delivery of shares of common stock of Bank of the Northwest to the Exchange Agent if certificates for shares of common stock of Bank of the Northwest cannot be delivered to the Exchange Agent prior to 5:00 p.m. Pacific Daylight time on October 25, 2002 (the "Election Deadline").

        This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent, Mellon Investor Services LLC, as follows:

By Mail: Mellon Investor Services LLC Attn: Reorganization Dept. Post Office Box 3301 South Hackensack, NJ 07606	By Hand Delivery: Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway 13th Floor New York, NY 10271	By Overnight Delivery: Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road — Mail Drop — Reorg Ridgefield Park, NJ 07660
By Facsimile Transmission: (201) 296-4293
Confirm Receipt of Facsimile by Telephone: (201) 296-4860

        Delivery of this form to an address other than as set forth above or transmission of this form by a facsimile number other than as set forth above does not constitute valid delivery.

        This form is not to be used to guarantee signatures. If a signature on the Election Form is required to be guaranteed, the signature guarantee must appear in the applicable space provided in the signature box on the Election Form.

Ladies and Gentlemen:

        The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form and related instructions, receipt of which is hereby acknowledged, the number of shares of Bank of the Northwest common stock specified below pursuant to the guaranteed delivery procedure set forth below.

SIGN HERE
(Please type or print)	Signature (s)
Certificate Nos. (if available):
Dated:
Number of shares:	If shares will be delivered by book-entry transfer, fill in the applicable account number, below:
Name(s)	The Depository Trust Company
Address	DTC Account Number:
Transaction Code Number:
Area Code(s) and Telephone Number(s)

GUARANTEED DELIVERY PROCEDURE

        In order for an election to be effective, the Exchange Agent must receive a properly completed Election Form, accompanied by certificate(s) representing shares of Bank of the Northwest common stock currently held by you (or a properly completed Notice of Guaranteed Delivery), by the Election Deadline. Persons whose certificate(s) are not immediately available also may make an election by having this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States and submitting it, together with a duly completed Election Form, to the Exchange Agent by the Election Deadline. The validity of this election is subject to the condition that the certificate(s), the delivery of which is hereby guaranteed, are delivered to the Exchange Agent no later than 5:00 p.m. Pacific Daylight time on the third business day after the Election Deadline (the "Guaranteed Delivery Deadline").

        If the Exchange Agent does not receive a properly completed Election Form, accompanied by the necessary certificate(s), by the Election Deadline (unless a Notice of Guaranteed Delivery, accompanied by a properly completed Election Form, has been properly completed and delivered by the Election Deadline and certificate(s) described in the Notice of Guaranteed Delivery are received by the Exchange Agent by the Guaranteed Delivery Deadline), the shareholder will be deemed to have not properly made an election and the shareholder will receive in the merger only shares of Pacific common stock, unless this would result in the limit on the total number of Pacific shares being exceeded, in which case the shareholder will be paid cash for the shareholder's Northwest shares selected by the Exchange Agent in a pro rata selection process to the extent necessary to avoid an oversubscription for Pacific shares.

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DELIVERY GUARANTEE
(NOT TO BE USED FOR A SIGNATURE GUARANTEE)

        THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED INTO THE EXCHANGE AGENT'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, NO LATER THAN THE GUARANTEED DELIVERY DEADLINE.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver certificate(s) representing shares of Bank of the Northwest common stock to the Exchange Agent no later than the Guaranteed Delivery Deadline. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature:
Name:
Title:
Name of Firm:
Address (including zip code):

Area Code and Telephone Number:
Date:

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QuickLinks

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM
PACIFIC NORTHWEST BANCORP/BANK OF THE NORTHWEST Frequently Asked Questions About Electing Merger Consideration
EXAMPLES OF MERGER CONSIDERATION
ILLUSTRATIVE ELECTION ALTERNATIVES FOR A HOLDER OF 100 SHARES OF NORTHWEST COMMON STOCK(1)
APPENDIX A
ELECTION INFORMATION—NOMINEES
ELECTION INFORMATION—NORTHWEST SHAREHOLDERS
ELECTION INSTRUCTIONS TO NOMINEE
Notice of Guaranteed Delivery of Shares of Common Stock of Bank of the Northwest Pursuant to the Election Form (Use Only if Not Sending Stock Certificates With Election Form)
DELIVERY GUARANTEE (NOT TO BE USED FOR A SIGNATURE GUARANTEE)